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                                 Exhibit 10.3
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                                 Exhibit 10.3


                           STOCK PURCHASE AGREEMENT



         This STOCK PURCHASE AGREEMENT is dated as of April 30, 1995, by and among Channel 59 of Denver, Inc., a Florida corporation ("Buyer"), and David M. Drucker and Charles Ergen (collectively the "Sellers" and individually the "Seller").

                                   RECITALS

         A. UHF Channel 59 Corp. is the licensee of and owns and operates Television Station KUBD-TV, Denver, Colorado (the "Station"). UHF Channel 59 Corp. is hereinafter referred to as the "Company."

         B. The Sellers own 100% of the issued and outstanding Common Stock of the Company.

         C. The Sellers desires to sell, and Buyer wishes to buy the Common Stock in the Company from Sellers, for the price and on the terms and conditions set forth in this Agreement.

                                  AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Sellers, intending to be bound legally, agree as follows:

SECTION 1                 DEFINITIONS

         1.1 Definitions. The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Accounts Receivable" means the rights of Company to payment for the sale of advertising time prior to the Closing Date and any other accounts receivable prior to the Closing Date.

         "Closing" means the consummation of the purchase and sale of the Common Stock pursuant to this Agreement in accordance with the provisions of
Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Consents" means the consents, permits, or approvals of all of (i) the Sellers as required by the Colorado General Corporation Law, (ii) government authorities and (iii) other third parties necessary to transfer the Common Stock to Buyer or otherwise to consummate the transactions contemplated by this Agreement.





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         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including, without limitation, leases for personal or real property, employment agreements, advertising contracts and other operational contracts), written or oral (including any amendments and other modifications thereto) to which the Company is a party or which are binding upon the Company or which relate to or affect the Common Stock or the businesses or operations of the Company, and (i) which are in effect on the date of this Agreement or (ii) which are entered into by the Company between the date of this Agreement and the Closing Date as permitted under Section 5.6 hereof.

         "Exchanges and Conversions" shall mean (i) the exercise of all warrants, options (including incentive and non-qualified stock options), agreements to subscribe for or purchase any Common Stock of the Company and other similar rights with respect to the Common Stock of the Company and (ii) the conversion of all convertible stock that can be converted into Common Stock of the Company (including all warrants, options, similar rights and rights of convertibility), all of which are set forth in Schedule 3.4 hereto.

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means action by the FCC granting its consent to the transfer of the Stock to Buyer as contemplated by this Agreement.

         "FCC Licenses" means all Licenses issued by the FCC to the Company in connection with the businesses or operations of the Station.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "Fully Diluted Stock" means all of the Common Stock of the Company that would be issued and outstanding assuming that all Exchanges and Conversions have occurred, regardless of whether rights with respect to Exchanges and Conversions have vested or are currently available for exercise or conversion.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by the Company or under which the Company is licensed or franchised and which are used or useful in the businesses and operations of the Company together with any additions thereto between the date of this Agreement and the Closing Date.

         "Licenses" means all licenses, permits, and other authorizations issued by the FCC or the FAA to the Company, and all material licenses, permits and other authorizations issued by any other federal, state, or local governmental authority to the Company, in connection with the conduct of the Station or the businesses and operations of the Company, together with any additions thereto between the date of this Agreement and the Closing Date.





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         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

         "Real Property" means all interests in real property, leaseholds, easements, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests which are used in the businesses or operations of the Company or the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Subsidiary" means any corporation or other business entity of which more than 50% of the total voting power of shares of stock or other interests entitled to vote in the election of directors is at the time owned or controlled, directly or indirectly, by such corporation or other business entity.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements that are not Real Property, office equipment, inventory, spare parts, and other tangible personal property which is used or useful in the conduct of the business or operations of the Company and the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         1.2 List of Other Definitions. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:


         Terms                                                 Section
         -----                                                 -------
         "Claimant"                                         10.3(a)
         "Common Stock"                                     2.1
         "ERISA"                                            3.18(a)
         "Financial Statements"                             3.13
         "Indemnifying Party"                               10.3(a)
         "Leased Property"                                  3.8(b)
         "Permitted Exception"                              6.11(b)
         "Purchase Price"                                   2.1
         "Station"                                          Recitals

SECTION 2                 PURCHASE AND SALE OF STOCK

         2.1 Agreement to Sell and Buy. In reliance upon the representations and warranties and subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined), Sellers shall sell to Buyer, and Buyer shall purchase from Sellers 100% of the issued and outstanding common voting stock of the Company (the "Common Stock") for the aggregate purchase price of: (i) Six Million Three Hundred Twenty Thousand Dollars ($6,320,000) (the "Purchase Price") in cash; (ii) the payment of One Hundred Thirty Thousand Dollars ($130,000) upon the full execution at Closing of the Noncompetition Agreement in the form of Schedule 6.10; and (iii) the assignment to Sellers of the Accounts Receivable, Seller's film library and the Company's cash, all as the full and complete purchase price for the Common Stock.





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SECTION 3                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers represent and warrant to Buyer as follows:

         3.1 Organization, Standing, and Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation or organization, as applicable, and is duly qualified to conduct business as a foreign corporation in each jurisdiction in which the activities conducted or the properties owned or leased by the Company would require such qualification except where the failure to qualify would not have a material adverse effect on the Company. The Company has all requisite power and authority (i) to own, lease, and use its properties and assets as now owned, leased, and used, and (ii) to conduct its businesses and operations as now conducted. The Company has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by the Company hereunder and thereunder.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by the Company has been duly authorized by all necessary actions on the part of the Company, including, without limitation, approval by the Board of Directors of this Agreement and the transactions contemplated hereby in accordance with the Colorado Corporation Law as well as any required action of the shareholders of Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3 Subsidiaries. Schedule 3.3 sets forth each and every Subsidiary of the Company, and except as described in Schedule 3.3, the Company does not otherwise own or control, directly or indirectly, any equity or other ownership interest in any other Person.

         3.4 Capitalization. The authorized capital stock of the Company consists of one million shares of no-par common voting stock with 100 shares issued and outstanding. All the Common Stock has been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 3.4 lists all outstanding warrants, options (including inactive and non-qualified stock options), agreements to subscribe for or purchase any capital stock or other securities from the Company and other similar rights (including conversion and preemptive rights), all of which may be terminated upon the consummation of the Exchanges and Conversions as contemplated by the terms of this Agreement, without further liability to the Company. There are no voting trusts or voting agreements among, or irrevocable proxies executed by, stockholders of the Company. There are no existing rights of stockholders to require the Company to register any securities of the Company or to participate with Company in any registration by Company of its securities. There are no agreements among stockholders providing for the purchase or sale of the Company's capital stock.

         3.5 Validity of Stock. The Common Stock, when transferred and sold to Buyer in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, will be free of any duties or other governmental charges, and will be free of any liens or encumbrances.





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         3.6        Absence of Conflicting Agreements.  Subject to obtaining
the Consents listed on Schedule 3.6, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with any provision of the Articles of Incorporation or By-laws of the Company; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which the Company is a party or by which the Company may be bound; and (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Common Stock or any of the assets of the Company.

         3.7 Governmental Licenses. Schedule 3.7 includes a true and complete list of the Licenses. The Company has delivered to Buyer true and complete copies of the Licenses (including any amendments and other modifications thereto). The Licenses have been validly issued, and the Company is the authorized legal holder thereof. The Licenses listed on Schedule 3.7 comprise all of the licenses, permits, and other authorizations required from any governmental or regulatory authority for the lawful conduct of the Company's businesses and operations except where such failure would not have a material adverse effect on the Company's business or operations, in the manner and to the full extent they are now conducted, and none of the Licenses is subject to any restriction or condition that would limit the full operation of the Station as it is now operated. The Licenses are in full force and effect; payments due in connection therewith are not in arrears; and the conduct of the businesses and operations of the Company is in accordance therewith. The Company has no reason to believe that any of the Licenses would not be renewed by the FCC or other granting authority in the ordinary course.

         3.8        Title to and Condition of Real Property.

                    (a) Schedule 3.8 contains a complete and accurate description of all the Real Property and the Company's interests therein (including street address, owner, and use and the location of all improvements thereon). The Real Property listed on Schedule 3.8 comprises all real property interests necessary to conduct the businesses and operations of the Company as now conducted. All Real Property is in reasonable condition and repair consistent with its present use, and available for immediate use in the conduct of the businesses and operations of the Company. The Company has full legal and practical access to all Real Property.

                    (b) With respect to each leasehold interest included in the Real Property being conveyed under this Agreement (the "Leased Property"), so long as the Company fulfills its obligations under the lease therefor, the Company has enforceable rights to non-disturbance and quiet enjoyment, and no third party holds any interest in the Leased Property with the right to foreclose on the Company's leasehold interest. The Company has good title to the Leased Property, free and clear of all liens, claims, and encumbrances, except as specifically stated in Schedule 3.8. With respect to each such lease, except as otherwise disclosed in Schedule 3.8, (i) the leases are in full force and effect, and are valid, binding and enforceable in accordance with their respective terms, (ii) all accrued and currently payable rents and other payments required by such leases have been paid, (iii) neither the Company nor any other party is in default in any material respect under any such leases, (iv) no party has asserted any defense, set off or counterclaim thereunder, and (v) no notice of default or termination





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has been given or received, no event of material default has occurred, and no condition exists and no event has occurred that, with the giving of notice, the lapse of time, or the happening of any further event would become a material default or permit early termination under any such lease.

         3.9        Title to and Condition of Tangible Personal Property.
Schedule 3.9 lists all material items of Tangible Personal Property. The Tangible Personal Property listed on Schedule 3.9 comprises all material items of tangible personal property necessary to conduct the businesses and operations of the Company as now conducted. Except as described in Schedule 3.9, the Company owns and has good title to each item of its Tangible Personal Property, and none of its Tangible Personal Property is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for liens for current taxes not yet due and payable. Each item of Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the businesses and operations of the applicable Company. All items of transmitting and studio equipment included in the Tangible Personal Property (i) have been maintained in a manner consistent with generally accepted standards of good engineering practice, and (ii) will permit the Station to operate in accordance with the terms of its FCC Licenses and the rules and regulations of the FCC, the FAA and all other applicable federal, state and local statutes, ordinances, rules and regulations.

         3.10       Contracts.

                    (a) Schedule 3.10 is a true and complete list of all Contracts except (i) contracts with advertisers for the sale of advertising time by the Company for cash at prevailing rates and which have not been prepaid and which may be cancelled by the Company without penalty on not more than thirty days' notice, (ii) other contracts or commitments which may be cancelled by the Company without penalty on not more than thirty days' notice,
(iii) contracts or commitments which do not involve more than $2,500 for the purchase or sale of goods, supplies, equipment, capital assets, products or services, not to exceed $10,000 in the aggregate, and (iv) any contracts and commitments entered into the ordinary and usual course of business from the date hereof until the Closing Date.

                    (b) With respect to the contracts listed on Schedule 3.10, the Company has delivered to Buyer true and complete copies of all written Contracts, true and complete memoranda of all oral Contracts (including any amendments and other modifications to such Contracts), and a schedule summarizing the Company's obligations under trade and barter agreements relating to the Station. Other than the Contracts listed on Schedule 3.10, the Company does not require any contract, lease or other agreement to enable it to carry on the business as now conducted. All of the Contracts are in full force and effect, and are valid, binding, and enforceable in accordance with their terms. To the best of Seller's knowledge, there is not under any Contract any material default by any party thereto or any event that, after notice or lapse of time or both, could constitute a material default. Except as disclosed on
Schedule 3.10, the Company is not aware of any intention by any party to any Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the Contract upon expiration of its term, or (iii) to renew the Contract upon expiration only on terms and conditions which are more onerous than those now existing. Except for the need to obtain the Consents listed in
Schedule 3.6, the consummation of the transactions contemplated by the Agreement will not affect the validity, enforceability, or continuation of any of the Contracts. Finally, Buyer agrees to assign to Sellers for $1.00 and other good and valuable consideration the Telemundo Group, Inc. contract listed on Schedule 3.10 upon thirty days prior written notice.





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         3.11       Consents.  Except for the FCC Consent provided for in
Section 6.1 and the other Consents described in Schedule 3.6 no consent, approval, permit, or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to render this Agreement and the transactions contemplated by this Agreement valid and effective, (ii) to consummate this Agreement and the transactions contemplated hereby, (iii) to permit Sellers to sell the Common Stock, or (iv) to enable the Company to conduct its businesses and operations in essentially the same manner as the businesses and operations are now conducted.

         3.12 Intangibles. Schedule 3.12 is a true and complete list of all Intangibles (exclusive of those listed in Schedule 3.7), all of which are valid and in good standing and uncontested. The Company has delivered to Buyer copies of all existing documents that establish or evidence any of the Intangibles. To the best of its knowledge, the Company is not infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of the Company threatened, with respect thereto. The Intangibles listed on Schedule 3.12 comprise all intangible property interests necessary to conduct the businesses and operations of the Company as now conducted.

         3.13 Financial Statements. Schedule 3.13 represents true and complete copies of (i) unaudited balance sheets of the Company as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows of the Company, and (ii) unaudited statements of operations of the Company for the twelve months ended December 31, 1994, (the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company and the Subsidiaries; are true complete and correct; have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto). The Financial Statements accurately reflect the books, records, and accounts of the Company (which books, records, and accounts are complete and correct), and present fairly the financial condition of the Company as at their respective dates and the results of operations for the periods then ended. None of the Financial Statements understates the true costs and expenses of conducting the businesses or operations of the Company, fails to disclose any material contingent liabilities, or inflates the revenues of the Company.

         Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1994, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         3.14 Changes. (i) Since September 30, 1994, except as set forth in Schedule 3.14, the Company has conducted its businesses and operations in the ordinary course, and there has not been:

                    (a) any change in assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been in the aggregate materially adverse;





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                    (b)   any damage, destruction or loss, whether or not
covered by insurance, materially adversely affecting the business, properties or financial condition of the Company (as the business is presently conducted);

                    (c) any waiver or compromise by the Company of a valuable right or of a debt owed to it, except in the normal and ordinary course of business, or any material write-down of the value of any properties or assets of the Company;

                    (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the business, properties or financial condition of the Company (as the business is presently conducted and as it is proposed to be conducted);

                    (e) any material change to a contract or arrangement by which the Company or any assets of the Company is bound or subject;

                    (f) any material change in personnel policies, employee benefits, or other compensation arrangements affecting the employees of the Company;

                    (g) any sale, assignment, lease, or other transfer of any of the Company's properties other than in the normal and usual course of business with suitable replacements being obtained therefor;

                    (h) any sale, assignment, license or transfer of or grant of any right under or entry into of any settlement regarding the breach or infringement of, any Intangible;

                    (i) any resignation or termination of employment of any key officer of the Company (except as contemplated by Section 8.1(h) and (i) hereof);

                    (j) any mortgage, pledge, transfer of a security interest in, or lien or encumbrance created by, the Company with respect to any of its respective properties or assets, except liens for taxes not yet due or payable;

                    (k) any loans or guarantees made by the Company to or for the benefit of its respective employees, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                    (l) any declaration, setting aside, or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; or

                    (m) any other event or condition of any character that has adversely affected or could adversely affect the business, prospects, properties, operations, assets or financial condition of the Company.

         (ii) Since December 1, 1994, there has not been any material increase in compensation payable or to become payable to any of the employees of the Company, or any bonus payment made or promised to any employee of the Company.





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         3.15       Insurance.  Schedule 3.15 is a true and complete list of
all insurance policies of the Company that insure any part of the properties or assets of the Company or the businesses of the Company. All policies of insurance listed in Schedule 3.15 are in full force and effect. The insurance policies listed in Schedule 3.15 are adequate in amount with respect to, and for the full value (subject to customary deductibles) of all properties and assets of the Company, and insure all properties and assets of the Company and the businesses of the Company against all foreseeable risks. No insurance policy of the Company has been cancelled and no application of the Company for an insurance policy has been rejected in the last three years.

         3.16 Offering. All offers, sales or issuances by the Company of its capital stock or other securities have been made in full compliance with federal securities laws and applicable state securities laws. Assuming the accuracy of Buyer's representation set forth in Section 4.1, the offer and sale of the Common Stock to Buyer under the terms of this Agreement constitute transactions exempt from the registration requirements of Section 6 of the Securities Act of 1933, as amended, and any applicable registration requirements under state securities laws. The offer, sale and issuance of the capital stock of the Company as a result of the consummation of any of the Exchanges or Conversions constitute transactions exempt from the registration requirements of Section 6 of the Securities Act of 1933, as amended, and any applicable registration requirements under state securities laws.

         3.17 Reports. To the best of Seller's knowledge, all tax returns, ownership and employment reports, and other material documents that the Company is currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction over the Company have been complied with in all material respects. All of such returns, reports, and statements are complete and correct in all material respects as filed.

         3.18       Personnel.

                    (a) Employees and Compensation. Schedule 3.18 contains a true and complete list of all employees of the Company including their job title, current salary, date of employment and the date and amount of their last salary increase. Schedule 3.18 also contains a true and complete list as of the date of this Agreement of all employee benefit plans or arrangements applicable to the employees of the Company and all fixed or contingent liabilities or obligations of the Company with respect to any person now or formerly employed by the Company, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements, and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies, and a description of all fixed or contingent liabilities or obligations of the Company with respect to any person now or formerly employed by the Company or any person now or formerly retained as an independent contractor by the Company. The Company has furnished Buyer with true and complete copies of all employee handbooks, employee rules and regulations, and with descriptions, in writing, of the unwritten plans and arrangements listed in Schedule 3.18. All employee benefits and welfare plans or arrangements listed in Schedule 3.18 were established and have been executed, managed and administered in material compliance with the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other laws. The Company is aware of the existence of any governmental audit or examination of any of such plans or arrangements or of any facts which would lead it to believe that any such audit or examination is





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pending or threatened.  No action, suit, or claim with respect to any of such plans or arrangements (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened.

                    (b) Labor Relations. The Company is a party to or subject to any collective bargaining agreements. The Company has no written or oral contracts of employment with any of its employees, other than those listed in Schedule 3.10. The Company has complied in all material respects with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any notice alleging that it has failed to comply in any material respect with any such laws, rules, or regulations. No controversies, disputes, or proceedings are pending or, to the best of the Company's knowledge, threatened, between Company and any employee (singly or collectively) of the Company. No labor union or other collective bargaining unit represents or claims to represent any of the employees of the Company. There is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees of the Company.

                    (c) Liabilities. The Company has no liability of any kind to or in respect of any employee benefit plan, including withdrawal liability under Section 4201 of ERISA. The Company has not incurred any accumulated funding deficiency within the meaning of ERISA or Section 4971 of the Internal Revenue Code. The Company has not failed to make any required contributions to any employee benefit plan. The Pension Benefit Guaranty Corporation has not asserted that the Company has incurred any liability in connection with any such plan. To the best of Seller's knowledge, no lien has been attached and no person has threatened to attach a lien on any property of the Company as a result of a failure to comply with ERISA.

         3.19 Taxes. Except as set forth on Schedule 3.19, the Company has filed or caused to be filed all federal and state income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and the Company has paid or caused to be paid all taxes shown on those returns or on any tax assessment received by the Company to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. To the best of Seller's knowledge, there are no governmental investigations, audits or other legal, administrative, or tax proceedings pending or threatened pursuant to which the Company is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as holder of Common Stock, and no event has occurred that could impose on Buyer any liability for any taxes, penalties, or interest due or to become due from the Company.

         3.20       Claims and Legal Actions.  Except as disclosed on Schedule
3.20 and except for any FCC rulemaking proceedings generally affecting the television broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Sellers threatened, against or relating to the Company, or the properties, assets or businesses of the Company, nor do Sellers know or have reason to be aware of any basis for the same. In particular, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to the best of Seller's knowledge, threatened (i) before the FCC relating to the business or operations of the Company other than rulemaking proceedings which affect the television industry





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                                      10
generally, or (ii) before any federal or state agency involving charges of illegal discrimination under any federal or state employment laws or regulations.

         3.21       Environmental Matters.

                    (a) The Company has complied in all material respects with all laws, rules, and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company alleging any failure to comply with any such law, rule, or regulation.

                    (b) The Company has no liability (and there is no basis related to the past or present operations, properties, or facilities of the Company for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any such liability) under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Refuse Act, the Emergency Planning and Community Right-to-Know Act, or the Occupational Safety and Health Act (each as amended), or any other law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning release or threatened release of hazardous substances, public or employee health and safety, or pollution or protection of the environment.

                    (c) The Company has no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand, under the common law or pursuant to any statute, against the Company giving rise to any such liability) arising out of the Company's handling, disposal or arranging for disposal of any substance.

                    (d) The Company has no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand, under the common law or pursuant to a statute, against the Company giving rise to any such liability) for any illness or personal injury to any employee.

                    (e) All properties and equipment of the Company are and have been free of friable asbestos, and all transformers used in the operations of the businesses of the Company are free of PCB's.

         3.22 Compliance with Laws. The Company has complied and is complying fully with the terms of all Licenses and all federal, state, and local laws, rules, regulations, and ordinances, including but not limited to rules and regulations of the FCC (including all FCC reporting requirements), the states, counties and municipalities in which the businesses of the Company is located or do business, and any other government or governmental agency having jurisdiction, all trademark, trade name, or copyright rules and regulations, all building and zoning laws, codes, and regulations, all laws relating to the employment of labor, and all environmental laws and regulations, except where such noncompliance would not have a material adverse effect on the Company.

         3.23 Customers. The relationships of the Station with its customers are satisfactory commercial working relationships, and Sellers have no knowledge that any customer intends to cancel or otherwise adversely modify its relationship with any Station, including any change in payment





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

terms, or to decrease or limit its business with any Station, and the consummation of the transactions contemplated by this Agreement will not, to the knowledge of the Company, adversely affect the relationship of any Station with any customer.

         3.24 FCC Actions. Sellers are not aware of any facts that could prevent, hinder, or discourage the FCC from issuing the FCC Consent.

         3.25 Brokers. No person or entity acting on the Company's behalf has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based.

         3.26       Transactions with Affiliates.  Except as disclosed in
Schedule 3.26, the Company has not been involved in any business arrangement or relationship with any affiliate of the Company and no affiliate of the Company owns any property or right, tangible or intangible, which is used in the business of the Company.

         3.27 Accounts of the Company. All of the bank accounts maintained by the Company are listed on Schedule 3.27.

         3.28 Full Disclosure. No representation or warranty made by the Company on behalf of the Company in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by the Company pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading.

SECTION 4           REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers and the Company as follows:

         4.1 Organization, Standing, and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Buyer has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary actions on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents and except as disclosed on Schedule 4.3, the execution, delivery, and performance by Buyer of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or By-laws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a





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                                      12
default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Buyer is a party or by which Buyer may be bound, that may impair Buyer's ability to acquire the Common Stock.

         4.4        Claims and Legal Actions.  Except as disclosed on Schedule
4.4 and except for any FCC rulemaking proceedings generally affecting the television broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Buyer threatened, against or relating to Buyer which may impair Buyer's ability to acquire the Common Stock.

         4.5 Investment. The Common Stock purchased hereunder will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in a manner that would require registration under the Securities Act, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same.

         4.6 Brokers. The Buyer nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based.

         4.7 Full Disclosure. No representation or warranty made by Buyer in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading.

SECTION 5                 CONDUCT OF OPERATIONS OF COMPANY PRIOR TO CLOSING

         5.1 Generally. The Company agrees that, between the date of this Agreement and the Closing Date, the Company shall operate its businesses diligently in the ordinary course of business in accordance with its past practices, and in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and in accordance with the other covenants in this Section 5.

         5.2 Compensation. The Company shall not increase the compensation, bonuses, or other benefits payable or to be payable to any person employed by the Company.

         5.3        Distributions.   The Company shall not declare or pay any
dividends; purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of the Company; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock.





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                                      13

         5.4 Corporate Status. The Company shall not amend its Articles of Incorporation or By-laws; issue or commit to issue any additional shares of capital stock or any other securities; or issue, sell or grant any option, warrant or right to acquire or otherwise dispose of any of its authorized but unissued capital stock or other securities (or commit to do any of the foregoing).

         5.5 Submission of Accounts Payable. The Company shall pay amounts due for payables in accordance with past practices.

         5.6 Contracts. Except as disclosed on Schedule 5.6, the Company shall not enter into any contract or commitment, or amend or terminate any Contract (or waive any material right thereunder), or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness), except for (i) cash time sales agreements made in the ordinary course of business and (ii) other contracts and commitments entered into in the ordinary course of business (other than trade or barter agreements or agreements relating to capital expenditures) which will not obligate the Company to an amount of more than $10,000 in respect to each contract or commitment and $50,000 in respect to all such contracts and commitments. As soon as is reasonably practicable and prior to the Closing Date, the Company shall deliver to Buyer a list of all Contracts entered into between the date of this Agreement and the Closing Date, together with copies of such Contracts.

         5.7 Disposition of Assets. The Company shall not sell, assign, lease, or otherwise transfer or dispose of any of its properties or assets, except (a) assets that are no longer used or useful in the businesses or operations of the Company, (b) assets that are disposed of in connection with the acquisition of replacement property of equivalent kind and value, and (c) assets, such as prize inventory, that are consumed in the ordinary course of business.

         5.8 Encumbrances. The Company shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon or affecting any of the Company's properties or assets, except for (i) matters disclosed on Schedule
3.8 and Schedule 3.9, which shall be removed prior to the Closing Date, (ii) liens for current taxes not yet due and payable, (iii) mechanics' liens and other similar liens, which shall be removed prior to the Closing Date, and (iv) Permitted Exceptions.

         5.9 Licenses. The Company shall not cause or permit, by any act or failure to act, any of the Licenses to expire or to be surrendered, revoked, suspended, or modified, or take any action that could cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses. The Company shall not fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of its businesses or take any other action within its control that could result in any of its respective businesses being in noncompliance with the requirements of the Communications Act of 1934, as amended, or any other law, the rules and regulations of the FCC or any other governmental authority, or the terms of any License.

         5.10 Capital Expenditures. The Company shall not make or commit to make any capital expenditures without the prior written consent of Buyer.

         5.11 Access to Information. The Company shall give Buyer and its counsel, accountants, engineers, and other authorized representatives reasonable access to the properties and assets of





Execution

Company, including all equipment, books, records, Contracts, and documents for the purpose of audit and inspection, including inspections incident to the environmental study described in Section 7.5 and the engineering study described in Section 7.6, and will furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and businesses of the Company that Buyer may reasonably request (including any financial reports and operations reports produced with respect to the affairs and businesses of the Company).

         5.12 Maintenance of Assets. The Company shall maintain all of its assets in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of the Company's assets in a reasonable manner. The Company shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Company's assets occurs, the Company shall repair, replace, or restore such assets to their prior condition as represented in this Agreement as soon thereafter as possible.

         5.13 Insurance. The Company shall prior to Closing, maintain its existing insurance policies as disclosed in Schedule 3.15, and the Company shall use the proceeds of any claims for loss payable under those insurance policies to repair, replace, or restore any of the assets that are lost, damaged, impaired or destroyed by fire or other casualty to their former condition as soon as possible after the loss.

         5.14 Consents. The Company shall use its best efforts to obtain the Consents. Without any change in the terms or conditions of any Contract that could be less advantageous to the Company than those pertaining under the Contract or License as in effect on the date of this Agreement. The Company shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested by any Person in connection with the acquisition of any of the Consents.

         5.15 Books and Records; Accounting. The Company shall maintain the books and records of Company in accordance with past practices. The Company maintains and will continue to maintain a system of accounting established and administered in accordance with generally accepted accounting principles.

         5.16 Notification. The Company shall promptly notify Buyer in writing of any unusual or material developments with respect to the businesses or operations of the Company and of any material change in any of the information contained in the representations and warranties contained in
Section 3 of this Agreement or in the Schedules to this Agreement.

         5.17       Financial Information.  The Company shall furnish to Buyer
(i) within fifteen days after the end of each calendar month ending between the date of this Agreement and the Closing Date a consolidated statement of income and expense and a consolidated statement of cash flows for the month just ended, (ii) on or before May 1, 1995, consolidated balance sheets of the Company as of December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows of the Company for the nine months ended December 31, 1994, and (iii) such other financial information (including information on payables and receivables) as Buyer may reasonably request. All financial information delivered by the Company to Buyer pursuant to this Section shall be prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied and maintained on a basis consistent with prior periods, shall accurately reflect the





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                                      15
books, records, and accounts of the Company, shall be complete and correct in all material respects, and shall present fairly the financial condition of the Company as at their respective dates and the results of operations for the periods then ended. The Company shall furnish to Buyer as it becomes available any other information prepared by the Company concerning the financial condition of the Company.

         5.18 Compliance with Laws. The Company shall use its best efforts to comply in all material respects with all laws, rules, and regulations. Upon receipt of notice of violation of any law, rule, or regulation, the Company shall immediately notify Buyer with respect thereto and contest in good faith or cure the violation as expeditiously as possible.

         5.19 Programming. The Company shall not make any material changes in the broadcast hours or in the percentages of types of programming broadcast by the Station, or make any other material change in any Station's programming policies, except such changes with respect to programming broadcast by any Station as in the good faith judgment of the Company are required by the public interest.

         5.20 Preservation of Business. The Company shall preserve the businesses and organization of the Company and use its best efforts to keep available through the Closing its present employees and the Company's present relationships with suppliers, customers, advertisers, and others having business relations with it, to the end that the business, operations, and prospects of the Company shall be unimpaired at the Closing Date. The ordinary and customary operating, marketing, promotional, sales, and advertising practices of the Company shall be maintained.

         5.21 Collection of Accounts Receivable. The Company shall collect its Accounts Receivable only in the ordinary course consistent with its past practices.

         5.22 Personnel Recommendations. The Company shall promptly notify Buyer as personnel vacancies occur.

         5.23 Taxes. The Company shall pay all federal, state, local and foreign income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock and other taxes (including, without limitation, any estimated taxes, and any interest and penalties) as such taxes become due and payable. The Company shall cause all amounts set forth on Schedule 3.19 to be paid in full prior to Closing.

SECTION 6                 SPECIAL COVENANTS AND AGREEMENTS

         6.1        FCC Consent.

                    (a) The effect on the FCC Licenses of the transfer of control of the Company in connection with the purchase and sale of the Common Stock pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.





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                                      16

                    (b) Promptly upon the execution of this Agreement, the Company and Buyer shall prepare appropriate applications for the FCC Consent and shall file the applications with the FCC on or before the fifth business day after the date of this Agreement. The parties to any application for the FCC Consent shall prosecute the application with all reasonable diligence and otherwise use their best efforts to obtain a grant of the application as expeditiously as practicable. Buyer and the Company shall oppose any requests for reconsideration or judicial review of the FCC Consent. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and the Company nor Buyer shall have terminated this Agreement under Section 10, the Company and Buyer shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by the Company or Buyer of its rights under Section 10.

                    (c) Unless applications for FCC Consent have been filed, within thirty days after the execution of this Agreement, the Company shall file a copy of this Agreement with the FCC in compliance with Section 73.3613(b) of the rules and regulations of the FCC.

         6.2 Control of the Stations. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of any Station; such operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of the Company until the Closing.

         6.3 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the assets of the Company from any cause whatsoever shall be borne by the Company at all times prior to the Closing.

         6.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement, including Buyer's obtaining of any financing approval or consent related hereto, and except as and to the extent required by law, each party shall keep confidential any information obtained from any other party in connection with the transactions contemplated by this Agreement; provided, however, that nothing herein shall prevent the parties from disclosing the terms and provisions of this Agreement or delivering any documents or disclosing any other information or data relating to the transaction contemplated herein to such party's consultants, financial advisors, counsel, accountants, lenders, potential lenders and the shareholders of Buyer. If this Agreement is terminated, each party shall return to any other party all information obtained by such party from any other party in connection with the transactions contemplated by this Agreement.

         6.5 Environmental Audit. Buyer may, at its option, retain an environmental consultant to be selected by Buyer to perform a Phase I environmental survey of the properties of the Company. If the survey discloses any material environmental hazard or material possibility of future liability for environmental damages or clean-up costs, Buyer shall so notify the Company as soon as practicable.

         6.6 Engineering Study. Buyer may, at its option, retain an engineering firm to conduct a proof of performance study of the Stations and to prepare a report on the Stations' compliance with customary engineering practices and all applicable FCC rules, regulations, prescribed practices, and technical standards. If the survey discloses any material deficiencies in the operations or equipment of any of the Station, Buyer shall so notify the Company as soon as practicable.

         6.7 Cooperation. Buyer, Sellers and the Company shall cooperate fully with each other and their respective counsel, engineers and accountants in connection with any actions required to be





Execution
taken as part of their respective obligations under this Agreement, and Buyer, Sellers and the Company shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding anything herein contained, Buyer shall have no obligation (i) to expend funds to obtain any of the Consents or (ii) to agree to any adverse change in any License or Contract to obtain a Consent required with respect thereto.

         6.8 No Inconsistent Action. The Company nor Buyer shall take any action that is inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

         6.9 Transfer Taxes. The Company shall bear any sales or transfer taxes which may be payable in connection with the transfer of the Common Stock and the transactions contemplated by this Agreement.

         6.10 Non-competition Agreement. At Closing, the parties shall enter into a Non-competition Agreement in the form of Schedule 6.10.

         6.11 Exchanges and Conversions. The Company agrees to cause all Exchanges and Conversions to occur prior to Closing. The Company agrees to cause each holder of such outstanding warrants, options (including inactive and non-qualified stock options), and agreements to subscribe for or purchase any capital stock or other securities from the Company and other similar rights (including conversion and preemptive rights) to agree (i) to take all steps necessary to cause the Exchanges and Conversions with respect to his or her outstanding warrants, options (including inactive and non-qualified stock options), and agreements to subscribe for or purchase any capital stock or other securities from the Company and other similar rights (including conversion and preemptive rights) held by such holder, to occur prior to Closing and (ii) to release prior to the Closing all rights with respect to any unexercised or unvested warrants, options (including inactive and non-qualified stock options), and agreements to subscribe for or purchase any capital stock or other securities from the Company and other similar rights (including conversion and preemptive rights), held by such holder.

         6.12 Capitalization, Options and Warrants. Prior to Closing, the Company agrees to take all steps necessary to effectuate the capitalization of Company as set forth in Section 7.1(i). The Company shall take all steps necessary to cause all options set forth in Schedule 3.4 hereto with respect to any stock to be issued or cancelled and all warrants set forth in Schedule 3.4 to be satisfied or cancelled. Each of the Sellers that has any other rights under such options or warrants agrees to take all steps necessary in cooperation herewith, including, without limitation, the exercise of any option, warrant or conversion right.

         6.13 Resignations. Immediately prior to the Closing Date, each of the Sellers agrees to resign as directors of the Company and Sellers along with the following individuals agree to resign as officers of the Company, and the Company agrees to accept such resignations: Cantey Ergen; Penny Drucker; David Moskowitz; and William A. Vanderpoel.

SECTION 7                 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS AT
                          CLOSING





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                                      18

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing are subject, at Buyer's option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

                    (a) Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                    (b) Covenants and Conditions. The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                    (c) Consents. All Consents shall have been obtained and delivered to Buyer without any material adverse change in the terms or conditions of any such agreement, governmental license, permit, or other authorization.

                    (d) FCC Consent. The FCC Consent shall have been granted; the Company shall have complied with any conditions imposed on it by the FCC Consent; and the FCC Consent shall have become a Final Order.

                    (e) Governmental Authorizations. The Company shall be the holder of all Licenses and there shall not have been any modification of any License that could have an adverse effect on the Company or the conduct of the businesses and operations of the Company. No proceeding shall be pending the effect of which could be to revoke, cancel, fail to renew, suspend, or modify adversely any License.

                    (f) Options and Warrants. Evidence in form satisfactory to Buyer that all Exchanges and Conversions of all options and warrants set forth in Schedule 3.4 hereto with respect to any of the capital stock of the Company shall have been consummated and any unvested or unexercised rights have been released in accordance with Section 6.12.

                    (g) Convertible Stock. Evidence in form satisfactory to Buyer that all Exchanges and Conversions of all conversion rights set forth in
Schedule 3.4 hereto with respect to any of the capital stock of the Company shall have been consummated and any unvested or unexercised rights have been released in accordance with Section 6.12.

                    (h) Resignations. The Company shall have received and provided copies to Buyer of the effective resignations of all officers and directors of the Company.

                    (i) Capitalization. Evidence in form satisfactory to Buyer that the authorized capital stock of the Company consists of one million shares of common voting stock, having no par value, 100 shares of which are issued and outstanding (i.e. the "Common Stock") and none of which are held as treasury stock.

                    (j) Deliveries. The Company shall have made or stand willing to make all the deliveries to Buyer set forth in Section 8.2.





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                                      19

                    (k) Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the businesses, assets, or properties of the Company which are not being retained by Sellers, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the Company's businesses that has not been repaired, restored or remedied, excepting normal wear and tear to such assets.

                    (l) Litigation. No action or proceeding shall be pending or threatened to restrain or prevent the carrying out of the transactions contemplated hereby.

         7.2 Conditions to Obligations of Company. All obligations of the Company at the Closing are subject, at the Company's option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

                    (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                    (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                    (c) Deliveries. Buyer shall have made or stand willing to make all the deliveries set forth in Section 8.3.

(d)   FCC Consent.  The FCC Consent shall have been granted.


SECTION 8                 CLOSING AND CLOSING DELIVERIES

         8.1        Closing.

                    (a) Closing Date. The Closing shall take place at 10:00 a.m. on a date to be set by Buyer, no later than the tenth business day following the date upon which the FCC Consent shall have become a Final Order, or on such other date as Buyer and Company may mutually agree, but in no event will the Closing be held later than January 31, 1996.

                    (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, 1255 23rd St., N.W., Washington, D.C. 20037, or any other place that is agreed upon by Buyer and Sellers.

         8.2 Deliveries by Company. Prior to or on the Closing Date, the Company shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                    (a) Common Stock. One or more certificates representing the Common Stock, together with duly executed stock powers endorsed in blank with any necessary stock transfer stamps attached thereto;





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                    (b)   Lease.  A Lease Agreement substantially in the form
of Schedule 8.2(b) executed by Echo Properties Corp.  and Buyer.

                    (c) Consents. A manually executed copy of any instrument evidencing receipt of any Consent;

                    (d) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of the Company by its President, certifying (1) that the Company has obtained proper corporate or partnership authorization, as applicable, including consent of its stockholders or partners as required, necessary to the consummation of this Agreement; (2) that the representations and warranties of the Company contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that the Company has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                    (e) Secretary's Certificate. Certificates, dated as of the Closing Date, executed by the Secretary of the Company: (i) certifying that the resolutions, as attached to such certificate were duly adopted by the Board of Directors and shareholders (if required) of the Company, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, approval by the Board of Directors of this Agreement and the transactions contemplated hereby in accordance with of the Colorado Corporation Law, and that such resolutions remain in full force and effect; and (ii) providing, as attachments thereto, the Company's Articles of Incorporation and Certificate of Good Standing, certified by an appropriate state official in the jurisdiction of its incorporation or organization, and a Certificate of Good Standing or Existence as a foreign corporation or partnership certified by an appropriate state official in each jurisdiction of qualification, all certified by such state official as of a date not more than 15 days before the Closing Date and by the Company's Secretary as of the Closing Date, and a copy of the Company's By-laws as in effect on the date hereof, certified by the Secretary as of the Closing Date;

                    (f) Payment of Certain Taxes; Tax, Lien, and Judgment Searches. Evidence in form satisfactory to Buyer that the Company has paid all amounts set forth on Schedule 3.19 in full and that any claims with respect thereto have been released, and results of a search for tax, lien, and judgment filings in the Secretary of State's records of the State of Colorado for the Company, such searches having been made no earlier than five days prior to the Closing Date;

                    (g) Accounts Receivable. A complete and accurate list of the Accounts Receivable as of a date no more than five business days prior to the Closing Date, including, with respect to each of the Accounts Receivable, the account number, date of issuance, name and address of account debtor, aggregate amount, and balance due;

                    (h) Non-competition Agreement. The Non-competition Agreement in the form of Schedule 6.10, duly executed;

                    (i) Opinion of Counsel. Opinion of counsel to the Company dated as of the Closing Date, substantially in the form of Schedule 8.2(i);

                    (j) Financial Statements. The Company shall have furnished to Buyer at least 30 days prior to Closing, audited consolidated balance sheets of the Company as of December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows of the Company for the nine months ended December 31, 1994;





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                                      21

                    (k) Certificate re: Fully Diluted Stock. A certificate of an officer of the Company demonstrating the application of the definition of Fully Diluted Stock, taking into account all Exchanges and Conversions;

                    (l) Other Documents. Such other documents and certificates as the Company is required by the terms hereof to deliver or as Buyer may reasonably request.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to the Company the following, in form and substance reasonably satisfactory to the Company and its counsel:

                    (a)   Purchase Price.  The Purchase Price as provided in
Section 2.1;

                    (b) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by its President, certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) that Buyer has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                    (c) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary: certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect;

                    (d) Lease.  A Lease Agreement substantially in the form of
Schedule 8.2(b) executed by Echo Properties Corp. and Buyer.

                    (e) Non-competition Agreement. The Non-competition Agreement in the form of Schedule 6.10, duly executed by Buyer;

                    (f) Opinion of Counsel. An opinion of counsel to Buyer dated as of the Closing Date, substantially in the form of Schedule 8.3(f); and

                    (g) Other Documents. Such other documents and certificates as Buyer is required by the terms hereof to deliver or as the Company may reasonably request.

SECTION 9                 TERMINATION

         9.1 Termination by Company. This Agreement may be terminated by the Company and the purchase and sale of the Common Stock abandoned, if the Company is not then in material default hereunder, upon written notice to Buyer, upon the occurrence of any of the following:

                    (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of the Company set forth in this Agreement have not been satisfied or waived in writing by the Company.





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                                      22

                    (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                    (c) Upset Date. If the Closing shall not have occurred by January 31, 1996, provided, however, that should the delay in Closing be solely due to the FCC application processing, such upset date shall be extended an additional six months.

                    (d) Breach. Without limiting the Company's rights under the other provisions of this Section 9.1, if Buyer has failed to cure any material breach of any of its representations, warranties, or covenants under this Agreement within fifteen days after Buyer received written notice of such breach from the Company.

         9.2 Termination by Buyer. This Agreement may be terminated by Buyer and the purchase and sale of the Common Stock abandoned, if Buyer is not then in material default hereunder, upon written notice to the Company, upon the occurrence of any of the following:

                    (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied or waived in writing by Buyer.

                    (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                    (c) Upset Date. If the Closing shall not have occurred January 31, 1996, provided, however, that should the delay in Closing be solely due to the FCC application processing, such upset date shall be extended an additional six months.

                    (d) Interruption of Service. If any event shall have occurred that prevented signal transmission of any of the Stations in the normal and usual manner for a continuous period of fifteen (15) days.

                    (e) Environmental Hazards. Buyer shall have notified the Company of material environmental hazards or the material possibility of environmental damages or clean-up costs, as indicated in the environmental study described in Section 6.5, within 30 days prior to the Closing Date, and the cause thereof shall not have been remedied prior to the Closing Date.

                    (f) Technical Deficiencies. Buyer shall have notified the Company of material deficiencies in the operations or equipment of any of the Networks or the Stations, as indicated in the engineering study described in Section 6.6, within 30 days prior to the Closing Date, and the cause thereof shall not have been remedied prior to the Closing Date.

                    (g) Breach. Without limiting Buyer's rights under the other provisions of this Section 9.2, if the Company has failed to cure any material breach of any of its representations, warranties, or covenants under this Agreement within fifteen days after the Company received written notice of such breach from Buyer.

         9.3 Rights on Termination. If this Agreement is terminated pursuant to Section 9.1 or Section 9.2 and neither party is in material breach of any provision of this Agreement, the parties hereto shall





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

not have any further liability to each other with respect to the purchase and sale of the Common Stock. If this Agreement is terminated by Seller due to Buyer's material breach of any provision of this Agreement, then the payment to Seller of $500,000 pursuant to Section 9.4 below shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by Seller by reason of Buyer's material breach of this Agreement. Seller and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of $500,000 is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's material breach of this Agreement. If this Agreement is terminated by Buyer due to Seller's material breach of any provision of this Agreement, Buyer shall have all rights and remedies available at law or equity.

         9.4 Escrow Deposit. Buyer has deposited with First Union National Bank of Florida, Escrow Agent, the sum of $500,000 in accordance with an Escrow Agreement among Buyer, Seller and the Escrow Agent (the "Escrow Agreement"). All such funds deposited with the Escrow Agent shall be held and disbursed in accordance with the terms of the Escrow Agreement and the following provisions:

         (a) At the Closing, all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, shall be disbursed to or at the direction of Buyer.

         (b) If this Agreement is terminated pursuant to Section 9.1 or 9.2 and Buyer is not in material breach of any provision of this Agreement, all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, shall be disbursed to or at the direction of Buyer.

         (c) If this Agreement is terminated by Seller due to Buyer's material breach of this Agreement, then all amounts held by the Escrow Agent pursuant to the Escrow Agreement shall be disbursed to or at the direction of Seller as liquidated damages under Section 9.3 above and any interest or other proceeds from the investment of funds held by the Escrow Agent shall be disbursed by the Escrow Agent to or at the direction of Buyer.

SECTION 10          SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                    INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing for a period of eighteen months. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by the Company or Sellers shall affect Buyer's right to rely on any representation or warranty made by the Company or Sellers or relieve the Company or Sellers of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         10.2 Indemnification by Buyer. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of the Company or any information the Company may have, Buyer hereby agrees to indemnify and hold the Company harmless against and with respect to, and shall reimburse the Company for:





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                                      24

                    (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document, or instrument delivered to the Company under this Agreement.

                    (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.3 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                    (a) The Company, Sellers, or Buyer, as the party claiming indemnification (the "Claimant"), shall promptly give notice to the other as the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five days after written notice of such action, suit, or proceeding was given to Claimant.

                    (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law (including the rules and regulations of the SEC) or equity.

                    (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                    (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.





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

         10.4 Specific Performance. The parties recognize that if the Company or a Seller breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, the Company shall waive the defense that there is an adequate remedy at law.

         10.5 Attorneys' Fees. In the event of a default by any party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

SECTION 11  CERTAIN TAX MATTERS

         11.1       Definitions.  As used in this Agreement:

                    (a) "Election" means the election to be made by Buyer and Sellers pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986.

                    (b) "Election Taxes" means taxes incurred solely by reason of the Election, including any taxes received by reason of the adoption of the Plan of Liquidation.

                    (c) "Pre-Closing Period" means any taxable period which ends on or before the Closing Date, including that portion of any Straddle Period which is treated as ending on the Closing Date.


         11.2 Section 338(h)(10) Election.

                    (a) With respect to the purchase by Buyer of the Common Stock pursuant to this Agreement (i) Sellers and Buyer shall jointly make the Election (and any comparable election under state or local tax law), (ii) Sellers and Buyer shall, on or as promptly as practicable following the Closing, cooperate with each other to take all actions necessary and appropriate to effect and preserve a timely Election in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) or any successor provisions and (iii) Sellers and Buyer shall report the purchase by Buyer of the Common Stock pursuant to this Agreement consistent with the Election and shall take no position inconsistent therewith in any tax return, any proceeding before any taxing authority or otherwise.

                    (b) In connection with the Election, Buyer and Sellers shall agree to the determination of the "Aggregate Deemed Sales Price" (as defined under applicable Treasury Regulations) of the Common Stock and the allocation of such "Aggregate Deemed Sales Price" among the assets of the Company. Such determination and allocation shall be prepared after the Closing Date in accordance with an appraisal by an appraisal firm selected and retained by Buyer with experience in the valuation and appraisal of television station assets. The determination of the amount of the "Aggregate Deemed Sales Price" and the allocations thereof shall be made in accordance with Section 338(b) of the Code and the applicable Treasury Regulations thereunder. The Seller and Buyer shall (i) be bound by such determination and such allocation for purposes of determining any taxes, (ii) prepare and file its tax returns on a basis consistent with such determination of the "Aggregate Deemed Sales





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                                      26

Price" and such allocation and (iii) take no position inconsistent with such determination and such allocation on any applicable tax return, in any proceeding before any taxing authority or otherwise. In the event that any such determination or allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute.

                    (c) Notwithstanding any other provisions of this Agreement to the contrary, all sales, use, transfer, gains, stamp, duties and similar taxes incurred in connection with the transaction contemplated by this Agreement shall be paid by the Sellers and Sellers shall at their expense, accurately file or cause to be filed all necessary tax returns and other documentation with respect to such taxes and timely pay all such taxes. If required by applicable law, Buyer will joint in the execution of any such tax returns or such other documentation.

         11.3 Return Filings; Refunds and Credits.

                    (a) Sellers shall prepare and file on a timely basis all tax returns with respect to the Company for the Pre-Closing Period (the "Pre-Closing Period Returns"). Sellers shall pay all taxes with respect to the Company shown to be due on the Pre-Closing Period Returns.

                    (b) Sellers and Buyer shall reasonably cooperate in preparing and filing all tax returns including maintaining and making available to each other all records necessary in connection with taxes and in resolving all disputes and audits with respect to all taxable periods relating to taxes. Buyer and Sellers recognize that Sellers will need access, from time to time, after the Closing Date, to certain accounting and tax records and information held by the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date. Sellers shall reimburse Buyer for reasonable out-of-pocket expenses incurred by Buyer in providing such assistance to Sellers.

                    (c) For a period of seven years from the Closing Date, Buyer shall not dispose of or destroy any of the business records and files of the Company relating to taxes in existence on the Closing Date without first offering to turn over possession thereof to Sellers by written notice to Sellers at least thirty days prior to the proposed date of such disposition or destruction.

                    (d) Buyer shall file any refund claims requested by Sellers. Any refunds and credits of taxes of the Company with respect to any taxable period ending on or before the Closing Date shall be for the account of Sellers, and if received or utilized by Buyer or the Company, shall be paid to Sellers within five business days after Buyer or the Company receives such refund or utilizes such credit.

         11.4 Elections. Buyer shall not make, amend or revoke any tax election if such action would adversely affect any Seller with respect to any taxable period ending on or before the Closing Date or for the Pre-Closing Period or any tax refund with respect thereto.

         11.5 Tax Indemnification.

                    (a) Notwithstanding anything in this Agreement to the contrary, Sellers shall indemnify, defend and hold harmless Buyer at any time after Closing, from and against any liability for taxes (including but not limited to Election Taxes) of the Company for the Pre-Closing Period but, in





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                                      27
the case of taxes other than Election Taxes, only to the extent that the amount of such taxes exceeds any aggregate amount of taxes that may have been reserved for on the final statement.

                    (b) Notwithstanding anything in this Agreement to the contrary, Buyer shall indemnify, defend and hold harmless Sellers at any time after the Closing from and against any liability for any liability for taxes for which Buyer is liable pursuant to Section 11.3(a).

                    (c) If a claim for taxes shall be made by any taxing authority in writing, which, if successful, might result in an indemnity payment pursuant to this Section 11, the party seeking indemnification (the "Tax Indemnified Party") shall promptly notify the other party (the "Tax Indemnifying Party") in writing of such claim (a "Tax Claim") within a reasonably sufficient period of time to allow the Tax Indemnifying Party effectively to contest such Tax Claim, and in reasonable detail to apprise the Tax Indemnifying Party of the nature of the Tax Claim and provide copies of all correspondence and documents received by it from the relevant taxing authority. Failure to give prompt notice of a Tax Claim hereunder shall not affect the Tax Indemnifying Party's obligation under this Section except to the extent that the Tax Indemnifying Party is prejudiced by such failure to give prompt notice.

                    (d) With respect to any Tax Claim which might result in an indemnity payment to Buyer pursuant to this Section 11.5 (other than any Tax Claim associated with a Straddle Period, with regard to which Buyer and Seller shall jointly control all proceedings), Sellers shall control all proceedings taken in connection with such Tax Claim and may in their sole discretion and at their sole expense pursue or forego any and all administrative appeals, proceedings, hearing and conferences with any taxing authority with respect hereto, and may, in their sole discretion, the pay the tax claimed and sue for a refund where applicable law permits such refund suits or contest such Tax Claim. Buyer shall not under any circumstances settle or otherwise compromise any Tax Claim referred to in the preceding sentence without Sellers' prior written consent.

                    (e) With respect to any Tax Claim not described in Section 11.5(d) hereof which might result in an indemnity payment to Seller pursuant hereto, Buyer shall control all proceedings in accordance with provisions that are parallel to those in Section 11.5(d) hereof.

SECTION 12 MISCELLANEOUS

         12.01 Fees and Expenses. The Buyer shall pay 100% of the FCC filing fees. Any federal, state, or local sales or transfer tax arising in connection with the conveyance of the Stock by Company to Buyer pursuant to this Agreement shall be paid by the party upon which such tax is imposed by law. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

         12.02 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:





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

If to Company or Seller:          UHF Channel 59 Corp.
                                  90 Inverness Circle East
                                  Englewood, Colorado  80155
                                  Attention:  Charles Ergen and David K. Moskowitz, Esq.

With a copy to:                   David M. Drucker, Esq.
                                  P.O. Box 255
                                  Evergreen, CO  80439

If to Buyer:                      Channel 59 of Denver, Inc.,
                                  14444 66th Street, North
                                  Clearwater, FL  34624
                                  Attention:  James West

With a copy to:                   John R. Feore, Jr., Esq.
                                  Dow, Lohnes & Albertson
                                  1255 23rd St., N.W.
                                  Washington, D.C.  20037

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 12.02.

         12.03 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign all of its rights and obligations under this Agreement to a subsidiary of Buyer without seeking or obtaining Seller's prior approval and may collaterally assign its rights and interests hereunder to its lenders without seeking or obtaining Seller's prior approval. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.04 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of the Company, any additional bills of sale, deeds, or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Common Stock to Buyer pursuant to this Agreement.

         12.05 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         12.06 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         12.07 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.





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

         12.08 Entire Agreement. This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer, Sellers and the Company with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         12.09 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.9.

         12.10 Publicity. No party hereto shall make or issue, or cause to be made or issued, any announcement (written or oral) concerning this Agreement, or the transactions contemplated hereby or thereby for dissemination to the general public without the prior consent of (i) both Company in the case of any such announcement proposed to be made by Buyer; (ii) Buyer in the case of any such announcement proposed to be made by the Company, and (iii) the Company and Buyer in the case of any such announcement proposed to be made by any Sellers. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency (including the SEC) or any stock exchange, except that the party required to make such announcement shall provide a draft copy thereof to the other parties hereto, and consult with such other parties concerning the timing and content of such announcement, before such announcement is made.

         12.11 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         12.12      Guaranty of Paxson Communications Corp.

         (a) In consideration of the execution and delivery of this Agreement by Sellers and the Company, Paxson Communications Corp. ("PCC") agrees as follows:

                    (i) PCC hereby guarantees the full, complete, and timely performance by Buyer of each and every obligation of Buyer under this Agreement. If any default shall be made by Buyer in the performance of any of such obligations, then PCC will itself perform or cause to be performed such obligation upon receipt of notice from Sellers or the Company specifying in summary form the default.

                    (ii) PCC waives presentment, protest, demand, or action or delinquency in respect of any of the obligations of Buyer under this Agreement. PCC waives all notices of non-performance, notices of protest, notices of dishonor, and notices of acceptance of this guaranty.





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

                    (iii) This guaranty shall be deemed a continuing guaranty, and the above consents and waivers of PCC shall remain in full force and effect until the satisfaction in full of all obligations of Buyer under this Agreement.

         (b) PCC hereby represents and warrants to Sellers and the Company as follows:

                    (i) This Agreement has been duly and validly executed and delivered by PCC and constitutes its legal, valid, and binding agreement, enforceable in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

                    (ii) The execution, delivery and performance by PCC of this Agreement (A) do not require the consent of any third party; (B) will not conflict with any provision of the Certificate of Incorporation or Bylaws of PCC; (C) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court of governmental instrumentality; and (D) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which PCC is a party of by which PCC may be bound.




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




         IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the day and year first above written.

THE CHRISTIAN NETWORK, INC.


By:  James L. West
   -------------------------------------------
Its: Chairman
    ------------------------------------------


UHF CHANNEL 59 CORP.


By:  Charles Ergen
   -------------------------------------------
Its:
    ------------------------------------------


Charles Ergen
- - - - ----------------------------------------------
Charles Ergen



David M. Drucker
- - - - ----------------------------------------------
David M. Drucker





AS TO SECTION 12.12 ONLY:

PAXSON COMMUNICATIONS CORP.


By:  Lowell W. Paxson
   -------------------------------------------
Its: Chairman
    ------------------------------------------





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